Exhibit 10.2
[Tier I Grants]
Restricted Stock Award Agreement
Under the Amended and Restated 2006
Equity and Performance Incentive Plan
Kaiser Aluminum Corporation

Kaiser Aluminum Corporation
Amended and Restated 2006 Equity
and Performance Incentive Plan
Restricted Stock Award Agreement
     You have been selected to receive a grant of Restricted Stock pursuant to the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan (the “Plan”) as specified below:
     Participant: __________________________________________
     Date of Grant: ________________________________________
     Number of Shares of Restricted Stock Granted: ______________
     Purchase Price: $___ per share of Restricted Stock
     Lapse of Restrictions: Restrictions placed on the shares of Restricted Stock shall lapse on the dates and in the numbers listed below:

Date on Which	Number of Shares for
Restrictions Lapse	Which Restrictions Lapse

_________________________________________________________	___ shares

     THIS RESTRICTED STOCK AWARD AGREEMENT, effective as of the Date of Grant set forth above (this “Agreement”), represents the grant of Restricted Stock by Kaiser Aluminum Corporation, a Delaware corporation (the “Company”), to the Participant named above pursuant to the provisions of the Plan.
     The Plan provides a complete description of the terms and conditions governing the Restricted Stock granted hereunder. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan unless specifically set forth otherwise herein.
     1. Employment with the Company. Except as may otherwise be provided in Sections 5 or 6 of this Agreement, shares of Restricted Stock granted hereunder are granted on the condition that the Participant remains an Employee of the Company from the Date of Grant set forth above through (and including) the “Date on Which Restrictions Lapse” set forth in the table above opposite such shares of Restricted Stock (such applicable periods each being referred to herein as a “Period of Restriction”).

     This grant of Restricted Stock shall not confer any right to the Participant (or any other Participant) to be granted Restricted Stock or other Awards in the future under the Plan.
     2. Certificate Legend. Each certificate representing, or book-entry account credited with, shares of Restricted Stock granted hereunder shall bear the following legend:
“The sale or other transfer of the shares of common stock represented hereby, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan (the “Plan”), and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from Kaiser Aluminum Corporation.”
     3. Receipt and Delivery of Stock; Removal of Restrictions.
(a)	The Participant waives receipt from the Company of a certificate or certificates representing the shares of Restricted Stock granted hereunder registered in the Participant’s name and bearing a legend evidencing the restrictions imposed on such shares of Restricted Stock by this Agreement. The Participant acknowledges that the Company shall retain custody of such certificate or certificates until the restrictions imposed by this Agreement on the shares of Restricted Stock granted hereunder lapse. The Participant acknowledges that, alternatively, the shares of Restricted Stock granted hereunder may be credited to a book-entry account in the Participant’s name, with instructions from the Company to the Company’s transfer agent that such shares shall remain restricted until the restrictions imposed by this Agreement on such shares lapse. The Participant will provide the Company a duly signed stock power in such form as may be requested by the Company.

(b)	Except as may otherwise be provided herein and in the Plan, the shares of Restricted Stock granted hereunder shall become freely transferable by the Participant on the dates and in the numbers set forth under “Lapse of Restrictions” above, subject to all restrictions on transfers imposed by the Company’s certificate of incorporation, bylaws or insider trading policies as in effect from time to time or by applicable federal or state securities laws. Once shares of Restricted Stock granted hereunder are no longer subject to any restrictions on transfer under this Agreement or the Plan, the Participant shall be entitled to have the legend required by Section 2 of this Agreement removed from the applicable certificates or book-entry account.
     4. Voting Rights and Dividends. During a Period of Restriction, the Participant may exercise full voting rights and shall receive all dividends and other distributions paid with respect to the shares of Restricted Stock granted hereunder and held by the Participant at the relevant time; provided, however, that if any such dividends or distributions are paid in shares of the Company’s capital stock, such shares shall be subject to the same restrictions on transferability as are the shares of Restricted Stock with respect to which they were paid. In the event the Participant ceases to be an Employee of the Company for any reason other than the reasons set forth in Section 5(a), 5(b), 5(c) or 5(d) of this Agreement during the Restriction Period, the Company shall have the right to demand that all or any portion of all dividends or distributions received in respect of the Restricted Stock granted hereunder be repaid to the Company and the Company may, to the extent permitted by law, set off the amounts payable to it against any amounts that may be owing from time to time by the Company or any Subsidiary to the Participant, whether as wages or vacation pay or in the form of any other benefit or for any other reason; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

     5. Termination of Employment.
(a)	By Death. In the event the Participant ceases to be an Employee of the Company by reason of death during a Period of Restriction, all shares of Restricted Stock granted hereunder and held by the Participant at the time of death shall no longer be subject to the Period of Restriction and shall become freely transferable (subject, however, to all restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws or by applicable federal or state securities laws) by such Person or Persons that have been named as the Participant’s beneficiary as contemplated by Section 9 of this Agreement or by such Person or Persons that have acquired the Participant’s rights to such shares of Restricted Stock by will or the laws of descent and distribution. Once the shares of Restricted Stock granted hereunder are no longer subject to any restrictions on transfer under this Agreement or the Plan, the Person or Persons holding such shares shall be entitled to have the legend required by Section 2 of this Agreement removed from the applicable certificates or book-entry account.

(b)	By Disability. In the event the Participant ceases to be an Employee of the Company by reason of Disability (as defined in this Section 5(b)) during a Period of Restriction, all shares of Restricted Stock granted hereunder and held by the Participant at the time of employment termination shall no longer be subject to the Period of Restriction and shall become freely transferable (subject, however, to all restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws or by applicable federal or state securities laws) by the Participant. Once shares of Restricted Stock granted hereunder are no longer subject to any restrictions on transfer under this Agreement or the Plan, the Person holding such shares shall be entitled to have the legend required by Section 2 of this Agreement removed from the applicable stock certificates or book-entry account.

“Disability” shall be defined as a total and permanent disability as a result of bodily injury, disease or mental disorder which results in the Participant’s entitlement to long-term disability benefits under the Kaiser Aluminum Self-Insured Welfare Plan or the Kaiser Aluminum Salaried Employees Retirement Plan.

(c)	Involuntary Termination Other Than For Cause or Detrimental Activity; Termination For Good Reason. In the event the Participant ceases to be an Employee of the Company because either (i) the Company or any of its Subsidiaries terminates such employment for any reason other than for Cause or other Detrimental Activity or (ii) the Participant terminates his or her employment for Good Reason, all shares of Restricted Stock granted hereunder and held by the Participant at the time of such employment termination shall no longer be subject to the Period of Restriction and shall become freely transferable (subject, however, to all restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws or by applicable federal or state securities laws) by the Participant. Once shares of Restricted Stock granted hereunder are no longer subject to any restrictions on transfer under this Agreement or the Plan, the Person holding such shares shall be entitled to have the legend required by Section 2 of this Agreement removed from the applicable stock certificates or book-entry account.

(d)	Retirement. In the event the Participant ceases to be an Employee of the Company as a result of normal retirement at age 65, all of the shares of Restricted Stock granted hereunder held by the Participant at the time of retirement shall, subject to the forfeiture provisions contained in this Agreement, become freely transferable by the Participant on the dates and in the number of shares set forth under “Lapse of Restrictions” above as more fully described in Section 3(b) above.

(e)	For Other Reasons. In the event the Participant ceases to be an Employee of the Company for any reason other than the reasons set forth in Section 5(a), 5(b), 5(c) or 5(d) of this Agreement during a Period of Restriction, all shares of Restricted Stock granted hereunder and held by the Participant at the time of employment termination shall be forfeited by the Participant to the Company. The Company shall have the right, at the sole discretion of the Committee, to vest all or any portion of the Restricted Stock grant held by the Participant that would otherwise be forfeited.
     6. Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company during a Period of Restriction and while the Participant continues to be an Employee of the Company, the Period of Restriction shall immediately lapse, with all shares of Restricted Stock granted hereunder and held by the Participant at the time of such Change in Control of the Company vesting and becoming freely transferable (subject to restrictions on transfers imposed by the Company’s certificate of incorporation, bylaws or insider trading policies or by applicable federal or state securities laws) by the Participant.
     7. Restrictions on Transfer. Unless otherwise determined by the Committee in accordance with the Plan, during the applicable Period of Restriction, shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated (a “Transfer”), other than as contemplated by Section 9 of this Agreement, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. If, during a Period of Restriction, any Transfer, whether voluntary or involuntary, of shares of Restricted Stock granted hereunder is made other than in accordance with this Agreement or the Plan, or if any attachment, execution, garnishment or lien shall be issued against or placed upon shares of Restricted Stock granted hereunder, all shares of Restricted Stock granted hereunder then held by the Participant shall be immediately forfeited to the Company and all obligations of the Company under this Agreement shall terminate.
     8. Detrimental Activity. If the Participant, either during employment by the Company or a Subsidiary or within one (1) year after termination of such employment, shall engage in any Detrimental Activity, and the Committee shall so find, forthwith upon notice of such finding, the Participant shall:
(a)	Forfeit to the Company any shares of Restricted Stock granted hereunder then held by the Participant;

(b)	Return to the Company, in exchange for payment by the Company of any cash amount actually paid therefor by the Participant (unless such payment is prohibited by law), all Common Shares that the Participant has not disposed of that were acquired pursuant to this Agreement within one (1) year prior to the date of the commencement of such Detrimental Activity; and

(c)	With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the aggregate Market Value per Share of the Common Shares on the date of such acquisition.
To the extent that such amounts are not paid to the Company, the Company may, to the extent permitted by law, set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages or vacation pay or in the form of any other benefit or for any other reason; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code. For purposes of this Section 8, Common Shares shall be deemed to be acquired pursuant to this Agreement at such time as they are no longer subject to the applicable Period of Restriction and become freely tradeable (subject to all restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws or by applicable federal or state securities laws).
     9. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of the Participant’s death before the Participant receives all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Vice President Human Resources of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid in accordance with the Participant’s will or the laws of descent and distribution.
     10. Continuation of Employment. This Agreement shall not confer upon the Participant any right with respect to continuance of employment with the Company or any Subsidiary, nor shall this Agreement interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate the Participant’s employment or other service at any time.
     11. Miscellaneous.
(a)	This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)	In accordance with Section 19 of the Plan, the Board may terminate, amend or modify the Plan.

(c)	The Participant shall pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state and local taxes (including the Participant’s FICA obligation), whether domestic or foreign, required by law to be withheld on account of any event under this Agreement.

The Participant acknowledges that the Company shall have the power and the right to deduct or withhold from the Participant’s compensation an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation), whether domestic or foreign, required by law to be withheld with respect to any event under this Agreement should Participant fail to make timely payment of all taxes due.

The Participant may elect, subject to the Plan, approval by the Committee and any procedural rules adopted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold vested shares having an aggregate Market Value per Share on the date the tax is to be determined equal to the amount required to be withheld.

(d)	The Participant shall take all steps necessary to comply with all applicable provisions with respect to transfers of the Company’s securities imposed by the Company’s certificate of incorporation, bylaws and insider trading policies and federal and state securities laws, each as in effect from time to time, in exercising his or her rights under this Agreement.

(e)	All obligations of the Company under the Plan and this Agreement shall be binding on any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company.

(f)	This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

(g)	Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Participant at the address set forth below, or in either case at such address as one party may subsequently furnish to the other party in writing.

(h)	If there is any inconsistency between the terms of this Agreement and the terms of a written employment agreement between the Participant and the Company or a Subsidiary of the Company (the “Employment Agreement”) relating to the lapse of restrictions imposed by this Agreement on the shares of Restricted Stock granted hereunder, the terms of the Employment Agreement shall completely supersede and replace the conflicting terms of this Agreement, provided that such terms of the Employment Agreement are not inconsistent with the terms of the Plan.

(i)	By accepting the grant of Restricted Stock contemplated hereby, the Participant is deemed to be bound by the terms and conditions set forth in the Plan and this Agreement regardless of whether the Participant executes and delivers to the Company a copy hereof.

     12. Definitions.
(a)	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(b)	“Board” or “Board of Directors” means the Board of Directors of the Company.

(c)	“Business Combination” means a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or entity, or other transaction.

(d)	“Cause” means (i) the Participant’s engaging in fraud, embezzlement, gross misconduct or any act of gross dishonesty with respect to the Company or its affiliates, (ii) the Participant’s habitual drug or alcohol use which impairs the ability of the Participant to perform his duties with the Company or its affiliates, (iii) the Participant’s indictment with respect to, conviction of, or plea of guilty or no contest to, any felony, or other comparable crime under applicable local law (except, in any event, for motor vehicle violations not involving personal injuries to third parties or driving while intoxicated), or the Participant’s incarceration with respect to any of the foregoing that, in each case, impairs the Participant’s ability to continue to perform his duties with the Company and its affiliates, or (iv) the Participant’s material breach of any written employment agreement or other agreement between the Company and the Participant, or of the Company’s Code of Business Conduct, or failure by the Participant to substantially perform his or her duties for the Company which remains uncorrected or reoccurs after written notice has been delivered to the Participant demanding substantial performance and the Participant has had a reasonable opportunity to correct such breach or failure to perform.

(e)	“Change in Control” means the occurrence on or after the date of this Agreement of any of the following events:
(i)	the acquisition by any Person of Beneficial Ownership of 35% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that:
(A)	for purposes of this Section 12(e)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition of Voting Stock of the Company directly from the Company (x) pursuant to the POR or (y) that is approved by a majority of the Incumbent Directors, (2) any acquisition of Voting Stock of the Company by the Company or any Subsidiary, (3) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary (other than any voluntary employee beneficiary association established in connection with the POR), and (4) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 12(e)(iii) below;

(B)	if any Person acquires Beneficial Ownership of 35% or more of combined voting power of the then-outstanding Voting Stock of the Company as a result of a transaction described in clause (A)(1) of Section 12(e)(i) and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company pursuant to the POR, in an acquisition directly from the Company in a transaction that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition shall be deemed to constitute a Change in Control;

(C)	a Change in Control will not be deemed to have occurred if a Person acquires beneficial ownership of 35% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company pursuant to the POR, in an acquisition directly from the Company in a transaction that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

(D)	if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 35% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns less than 35% of the Voting Stock of the Company, then no Change in Control shall have occurred as a result of such Person’s acquisition; or
(ii)	a majority of the Directors are not Incumbent Directors; or

(iii)	the consummation of a Business Combination, unless, in each case, immediately following such Business Combination (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including without limitation an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business

Combination, any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination (other than any voluntary employee beneficiary association established in connection with the POR) or any Person that immediately prior to such Business Combination owns, directly or indirectly, 35% or more of the Voting Stock of the Company so long as such Person does not at such time own, directly or indirectly, more than 1% of the securities of the other corporation or other entity involved in such Business Combination to be converted into or exchanged for shares of Voting Stock of the entity resulting from such Business Combination pursuant to such Business Combination)) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 12(e)(iii).
(f)	“Director” shall mean a member of the Board of Directors of the Company.

(g)	“Employee of the Company” means an officer or employee of the Company or one or more of its Subsidiaries.

(h)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(i)	“Good Reason” means, without a Participant’s consent, the occurrence of any of the following events which is not cured by the Company within ten (10) business days following the Participant’s written notice to the Company of the event constituting Good Reason; provided, however, that any such written notice received by the Company following the thirty (30) day period after the date on which the Participant first had knowledge of the occurrence of such event giving rise to Good Reason (or, in the case of multiple events, the latest to occur of such events) shall not be effective and the Participant shall be deemed to have waived his/her right to terminate employment for Good Reason with respect to such event:
(i)	Demotion, reduction in title, reduction in position or responsibilities, or change in reporting responsibilities or reporting level that is materially and adversely inconsistent with the Participant’s then position or the assignment of duties and/or responsibilities materially and adversely inconsistent with such position; or

(ii)	Relocation of the Participant’s primary office location more than fifty (50) miles from the Participant’s then current office location; or

(iii)	Reduction of greater than 10% in the Participant’s then base salary or reduction of greater than 10% in the Participant’s then long term or short term incentive compensation opportunity or a reduction in the Participant’s eligibility for participation in the Company’s benefit plans that is not commensurate with a similar reduction among similarly situated employees.
(j)	“Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(k)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(l)	“POR” means the Second Amended Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of Their Debtor Affiliates, as modified, filed pursuant to Section 1121(a) of Title 11 of the United States Code and confirmed by an order of the United States Bankruptcy Court for the District of Delaware entered on February 6, 2006, which confirmation was affirmed by an order of the United States District Court for the District of Delaware entered on May 11, 2006.

(m)	“Voting Stock” means securities entitled to vote generally in the election of directors (or similar governing bodies).

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed effective as of the Date of Grant.

Kaiser Aluminum Corporation

By:

Name:

Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof are hereby agreed to by the Participant.

Participant

Participant’s name and address:

DESIGNATION OF BENEFICIARY:
I hereby designate __________________________________________ as my primary beneficiary, and __________________________ as my contingent beneficiary, hereunder in the event of my death.

STOCK POWER
     For value received, the undersigned does hereby sell, assign and transfer unto Kaiser Aluminum Corporation (the “Company”) that number of shares of the Company’s common stock awarded to the undersigned pursuant to the Restricted Stock Award Agreement with a Date of Grant of _______________ (the “Agreement”) that is the subject of forfeiture under the terms of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan (the “Plan”) or that is transferred to the Company in satisfaction of the withholding obligations of the undersigned as provided in the Plan and the Agreement, and the undersigned does hereby irrevocably constitute and appoint the Secretary or Treasurer of the Company to transfer said stock on the books of the Company, with full power of substitution in the premises.

Date:

Participant